Exhibit 99.1

NEWS RELEASE

Contacts:	Raymond J. Pacini
Chief Executive Officer
California Coastal Communities, Inc.
(949) 250-7781

CALC Postpones Coastal Commission Hearing

-  Hearing now expected in October 2004

IRVINE, California, August 5, 2004 – California Coastal Communities, Inc. (NASDAQ: CALC) announced that it has requested a postponement of the California Coastal Commission’s August 12, 2004 hearing on the Company’s application for a Coastal Development Permit for its residential development project of 379 homes, known as “Brightwater”, on the upper bench of the Company’s Bolsa Chica Mesa property.

Raymond J. Pacini, CEO of the Company, stated: “Given the confusion created by the Commission staff’s report regarding the future of the lower bench of the Bolsa Chica Mesa, we decided to wait for the Wildlife Conservation Board (“WCB”) to consider approval of the State’s proposed purchase of the 103-acre lower bench at WCB’s meeting on August 12, 2004.  Many of the issues raised by staff relate to the uncertainty over whether or not the WCB will approve the purchase of the lower bench and what the ultimate use of the property will be.  Postponing the Commission’s hearing on Brightwater will remove the uncertainty over the future of the lower bench. We also need time to respond to misstatements and inaccuracies contained in the Commission staff’s report.”

The Coastal Commission staff’s report was released on July 30, 2004 and recommends that the Commission deny the Company’s permit application, however that recommendation is not binding on the Commission.  Furthermore, the Coastal Commission has previously approved development plans despite contrary staff recommendations.

The preliminary agreement to sell the 103-acre lower bench of the Bolsa Chica Mesa remains subject to shareholder approval, which the Company has previously indicated will not be granted until the Company obtains a Coastal Development Permit for its Brightwater plan. In addition, upon issuance of grading permits for Brightwater, the Company will offer to dedicate 51 acres of additional land on the Huntington Mesa to the County of Orange to complete the 105-acre Harriett M. Wieder Regional Park.

The 1,200-acre Bolsa Chica Wetlands are fully preserved and protected in accordance with previous agreements with the State of California and are not included in the Brightwater plan.

The Company is a residential land development and homebuilding company operating in southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc.  Signal Landmark owns 208 acres on the Bolsa Chica Mesa, which overlooks the Pacific Ocean and the Bolsa Chica wetlands in Orange County, California, along with an additional 100 acres on the Huntington Mesa, which is south of the Bolsa Chica wetlands.  Hearthside Homes, Inc. has delivered over 1,600 homes to families throughout southern California over the last nine years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contain forward-looking statements that relate to future events or the Company’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to statements about the Company’s plans, objectives, goals, expectations and intentions, the timing and outcomes of real estate development, the timing and outcomes of regulatory approval processes or administrative proceedings, and other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors – many of which are out of the Company’s control and difficult to forecast – that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: local and general economic and market conditions; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the demand for residential real estate; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development and construction; environmental matters; future business decisions and the Company’s ability to successfully implement its operational, growth and other strategies; litigation; and other risks discussed in the Company’s past and future filings with the Securities and Exchange Commission.

The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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